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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

Board of Directors
Private Capital Investors, Inc.
Miami, Florida

     I consent to the use of my report dated September 8, 2000 relating to the statements of operations, stockholders' equity and cash flows of Private Capital Investors, Inc. for the period ended July 31, 2000, and to the use of my name under the caption of "Experts," in the Registration Statement on Form S-4 of Private Capital Investors, Inc.

 /s/ David I. Tow
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David I. Tow, Certified Public Accountant
Port St. Lucie, Florida
May 30, 2002